                                           Exhibit 10.1

                                                                   January 31, 2008

BY FACSIMILE
[HOLDER]
[ADDRESS]

Re:      Amendment to Unsecured Convertible Debentures of Millennium Cell Inc.

Ladies and Gentlemen:

Reference is made to the Convertible Debentures of Millennium Cell Inc. (the “Company”), as amended, with an Original Issue Date of February 16, 2007 in the aggregate outstanding principal amount, as of the date hereof, of $5,283,789 (the “Convertible Debentures”).

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned and the Company hereby agree as follows:

1.                  Effective upon execution and delivery to the Company by holders of Convertible Debentures constituting Majority Holders (as such term is defined in the Convertible Debentures) of signed counterparts to letter agreements identical to this letter agreement (the “ Amendment Effective Time ”), each Convertible Debenture shall be amended as follows:

(a)                In Section 1, the definition of “Closing Price” is hereby modified by:

                                                               i.      in clause (a), inserting the words “, other then the OTC Bulletin Board (or any successor thereto)” immediately after the words “Eligible Market”;
                                                              ii.      in clause (b), deleting the words “if the Common Stock is not then listed or quoted on an Eligible Market and”;
                                                             iii.      in clause (c), deleting the words “or the OTC Bulletin Board”.

(b)               On the first page, the current principal amount listed shall be deleted and replaced with a principal amount as provided under the heading “Revised Currently Outstanding Principal Amount” in Exhibit A attached hereto.

(c)                In Section 1, the definition of “Eligible Market” is hereby modified by deleting the word “or” and inserting the words “, or the OTC Bulletin Board” immediately after the words “The NASDAQ Global Select Market”.

(d)               In Section 1, the definition of “Equity Condition” is hereby modified by, in clause (iii), inserting the words “if such delisting or suspension would result in the Common Stock not being listed on an Eligible Market” immediately after the words “within 90 days”.

(e)                In Section 1, the definition of “Maturity Date” is hereby modified by deleting clauses (1) and (2) and the words “in each case” and  inserting the words “February 16, 2010” immediately before the words “as may be extended”.

(f)                 Section 7(f) shall be amended so that the first sentence thereof is deleted in its entirety and replaced with the following:

“During the period commencing on July 1, 2008 and ending on the date on which this Debenture is no longer outstanding, the Company shall maintain a Cash to Unsecured Indebtedness Ratio of at least 0.25 to 1.0 (the “Cash and Unsecured Indebtedness Ratio Test”).”

2.                  As amended hereby, the Convertible Debentures shall remain in full force and effect.

3.                  The Conversion Schedule (as such term is used in the Convertible Debentures) maintained by the Company and Holder shall be revised by the parties to reflect the currently outstanding principal amount of Convertible Debentures held by each holder thereof as provided under the heading “Revised Currently Outstanding Principal Amount” in Exhibit A attached hereto.

4.                  Each of the Company and the undersigned hereby represents and warrants to the other that its execution and delivery of this letter agreement and its consummation of the transactions contemplated hereby have been duly and validly authorized on its behalf and that this letter agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors’ rights generally and by legal and equitable limitations on the enforceability of specific remedies. Each of the Company and the undersigned shall cooperate with the other and execute and deliver, or cause to be executed and delivered, all such other instruments and to take all such other actions as may be reasonably requested by the other from time to time, consistent with the terms of this letter agreement, to effectuate the purposes and provisions of this letter agreement.

5.                  For the avoidance of doubt, it is the intent of the Company and the undersigned that (i) as of the Amendment Effective Time, this letter agreement will be a valid and binding amendment to each Convertible Debenture and (ii) if and to the extent that the amendments to the Convertible Debentures contemplated by this letter agreement are deemed to constitute an offer and sale of securities by the Company to the undersigned, such offer and sale is intended to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof.

6.                  This letter agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This letter agreement may be executed by facsimile, which shall be binding to the same extent as an original signature page.

7.                   All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this letter agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this letter agreement in that jurisdiction or the validity or enforceability of any provision of this letter agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                                                                                                                                     Very truly yours,

                                                     MILLENNIUM CELL INC.

                                                     By: /s/John D. Giolli
                                                                                                                                                             Name: John D. Giolli, CPA
                                                                                                                                                             Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED TO:

[HOLDER]

By: ________________________
      Name:
      Title:

                                  Exhibit A

Convertible Debenture Holder	Revised Currently Outstanding Principal Amount
Portside Growth & Opportunity Fund	$1,800,000
Mainfield Enterprises, Inc.	$1,800,000
Gemini Master Fund, Ltd.	$1,140,000
Iroquois Master Fund Ltd.	$914,532
JGB Capital L.P.	$77,413
JGB Capital Offshore, Ltd.	$25,805
Solomon Strategic Holdings, Inc.	$90,000
The Tail Wind Fund Ltd.	$510,000